Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of VillageEDOCS, Inc. (the "Company") on Form SB-2, of our report dated March 29, 2007 on the consolidated financial statements of the Company as of December 31, 2006, and for each of the years in the two-year period then ended.  We also consent to the use of our name as it appears under the caption "Experts."

                                                                                                KMJ CORBIN & COMPANY LLP

Irvine, California
October 12, 2007